Exhibit 11

Statements re: Computation of Earnings per Share
Brenton Banks, Inc.


                              Nine Months Ended            Three Months Ended
                                September 30,                  September 30,
                              1998         1997            1998          1997
                             _____         ____           ______        ______

Basic EPS Computation
   Numerator:
     Net income              $15,010,296   13,618,441      5,295,756    5,010,135
                              ==========   ==========     ==========   ==========

   Denominator:
     Average common shares
       outstanding            19,017,071   19,299,548     18,925,764   19,167,933
                              ==========   ==========     ==========   ==========

   Basic EPS                 $      0.79  $      0.71    $      0.28  $      0.26
                              ==========   ==========     ==========   ==========

Diluted EPS Computation
   Numerator:
     Net income              $15,010,296   13,618,441      5,295,756    5,010,135
                              ==========   ==========     ==========   ==========

   Denominator:
     Average common shares
       outstanding            19,017,071   19,299,548     18,925,764   19,167,933
     Average stock options       424,560      285,067        424,560      285,067
     Average long-term stock
       compensation plan               0      161,348              0      161,348
                              __________   __________     __________   __________
                              19,441,631   19,745,963     19,350,324   19,614,348
                              ==========   ==========     ==========   ==========

   Diluted EPS               $      0.77  $      0.69    $      0.27  $      0.26
                              ==========   ==========     ==========   ==========

Note: Amounts are restated for the 2-for-1 stock split effective February 1998 and the 10% common stock dividend effective in June 1998.